EXHIBIT 10.3

AMENDMENT AND NOTICE OF Termination

        This Amendment and Notice of Termination, dated as of October 24, 2005 (this "Amendment"), is among Prime II Receivables Corporation, a Delaware corporation in its capacity as transferor (the "Transferor") under the Pooling and Servicing Agreement dated as of January 22, 1997 (as amended, waived or otherwise modified from time to time, the "Pooling Agreement"); FDS Bank, as successor in interest to FDS National Bank in its capacity as servicer (the "Servicer") under the Pooling Agreement; and JPMorgan Chase Bank, National Association, as successor in interest to The Chase Manhattan Bank in its capacity as trustee (the "Trustee") under the Pooling Agreement. Capitalized terms used in this Amendment and not otherwise defined have the meanings assigned to them in the Pooling Agreement.

Preliminary Statements

        1. The Transferor, the Servicer and the Trustee (collectively, the "Parties") are parties to the Pooling Agreement (a) as supplemented by the Series 1997-1 Variable Funding Supplement, dated as of January 22, 1997, by and among the Parties (as modified by the First Amendment to Series 1997-1 Variable Funding Supplement, dated as of June 19, 2000, among the Parties and the Second Amendment to Series 1997-1 Variable Funding Supplement, dated as of July 5, 2002, among the Parties, the "1997 Supplement"); (b) as further supplemented by the Series 1999-1 Variable Funding Supplement, dated as of July 6, 1999, by and among the Parties (as modified by the First Amendment to Series 1999-1 Variable Funding Supplement, dated as of August 1, 2000, among the Parties and the Second Amendment to Series 1999-1 Variable Funding Supplement, dated as of July 5, 2002, among the Parties, the "1999 Supplement"); and (c) as further supplemented by the Series 2002-1 Variable Funding Supplement, dated as of November 6, 2002, by and among the Parties (the "2002 Supplement").

        2. The parties hereto desire to amend the Pooling Agreement to permit the final distribution to the Investor Certificateholders under the Trust to be made on a date other than a Distribution Date and permit the termination of the Trust on a date other than the day following a Distribution Date. The Transferor and the Servicer also desire to provide notification to the Trustee of the termination of the Trust. Each Investor Certificateholder desires to evidence its agreement with the terms of the final distributions with respect to its Certificate(s) and the termination of the Trust in connection with the effectiveness of this Amendment.

        3. Section 13 of the Pooling Agreement permits such amendment of the Pooling Agreement subject to the conditions included in this Amendment.

Agreement

        The parties hereto agree to the following terms and conditions:

        SECTION 1.    Amendment of Pooling Agreement. On the date of this Amendment, the Pooling Agreement is amended as follows:

            1.01    Amendments to Section 1.1 of the Pooling Agreement.

        Amendment to Definition of Trust Termination Date. Section 1.1 of the Pooling Agreement is amended by deleting clause (i) of the definition of "Trust Termination Date" in its entirety and is replacing such clause with the following:

        "(i) unless a Trust Extension shall have occurred, upon notice given by the Servicer to the Trustee in accordance with Section 12.3(a) or (d), the date (such date, the "Termination Payment Date") on which funds shall have been deposited in the Distribution Account or the applicable Series Account for the payment of Investor Certificateholders of each Series then issued and outstanding sufficient to pay in full the Aggregate Invested Amount plus interest accrued at the applicable Certificate Rate through the end of the day prior to the Termination Payment Date with respect to each such Series and certain other amounts as may be specified in any Series Supplement,".

        Addition of Defined Term. Section 1.1 of the Pooling Agreement is amended by adding in appropriate alphabetical order the following defined term:

      ""Termination Payment Date" shall have the meaning specified in clause (i) of the definition of "Trust Termination Date"."

            1.02    Amendment to Section 12 of the Pooling Agreement. A new Section 12.3(d) is added to the Pooling Agreement after Section 12.3(c) as follows:

    "(d) Notwithstanding any other provision of this Agreement, the Trust shall terminate on any date selected by the Servicer for payment in full of the Investor Certificates upon (i) written notice to the Trustee and the Investor Certificateholders accompanied by calculations necessary to determine the amounts due to the relevant Investor Certificateholders on the proposed Termination Payment Date and (ii) the agreement of the Investor Certificateholders of each Series issued and outstanding with the terms of such proposed Termination Payment Date. Final distributions under this section may be made to the Investor Certificateholders regardless of whether the Investor Certificates are surrendered to the Trustee in connection therewith."

        SECTION 2.    Notice of Trust Termination Date; Confirmation of Trustee and Agreement of Investor Certificateholders. The Servicer hereby provides written notice to the Trustee and the Investor Certificateholders of the Termination Payment Date and the Trust Termination Date in accordance with Section 12.3(d) of the Pooling Agreement and attaches as Exhibit A hereto the information required to be delivered by such section. The Trustee confirms receipt of such information, and agrees that it will comply with the requirements applicable to it under the Pooling Agreement concerning the release of security interests and the termination of the Trust. Each Investor Certificateholder agrees with the terms of the proposed Termination Payment Date provided in Exhibit A hereto, and further agrees to comply with any requirements of the Pooling Agreement concerning the termination of the Trust.

        SECTION 3.    Effect of Amendment. All provisions of the Pooling Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Pooling Agreement (or in any related document) to "this Agreement", "hereof", "herein", or words of similar effect referring to the Pooling Agreement shall be deemed to be references to the Pooling Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Pooling Agreement other than as set forth herein.

        SECTION 4.    Conditions to Effectiveness. This Amendment, including the notice of termination described in Section 2 above, shall become effective as of the date hereof upon (a) receipt by the Trustee and the Investor Certificateholders of counterparts of this Amendment (whether by facsimile or otherwise) executed by each of the Servicer and the Transferor and (b) execution and delivery to the other parties hereto of a counterpart of this Amendment by the Trustee and the Investor Certificateholders.

        SECTION 5.  Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to an original and all of which when taken together shall constitute but one and the same instrument.

        SECTION 6.    Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

        SECTION 7.    Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Pooling Agreement or any provision hereof or thereof.

Delivered as of the day and the year first above written.

PRIME II RECEIVABLES CORPORATION, as Transferor and as an Investor Certificateholder of the Investor Certificates created under the 1997 Supplement, the 1999 Supplement and the 2002 Supplement

By: /s/ Susan P. Storer
Name: Susan P. Storer
Title: President

FDS BANK, as Servicer By: /s/ Susan R. Robinson Name: Susan R. Robinson Title: Treasurer

CREDIT SUISSE, NEW YORK BRANCH, as an Investor Certificateholder of the Investor Certificates created under the 1997 Supplement

By: /s/ Alberto Zonca
Name: Alberto Zonca
Title: Director

By: /s/ Michael W. Koenitzer
Name: Michael W. Koenitzer
Title:

ALPINE SECURITIZATION CORP., as an Investor Certificateholder of the Investor Certificates created under the 1997 Supplement, by CREDIT SUISSE, NEW YORK BRANCH, as attorney-in-fact

By: /s/ Joseph Soave
Name: Joseph Soave
Title: Director

By: /s/ Mark Lengel
Name: Mark Lengel
Title: Director

BAYERISCHE HYPO - UND VEREINSBANK AG, NEW YORK BRANCH, as an Investor Certificateholder of the Investor Certificates created under the 1997 Supplement

By: /s/ Michael Plunket
Name: Michael Plunket
Title: Director

By: /s/ Lara Lorenzana
Name: Lara Lorenzana
Title: Associate Director

PNC BANK, NATIONAL ASSOCIATION, as an Investor Certificateholder of the Investor Certificates created under the 1999 Supplement By: /s/ Bruce A. Kintner Name: Bruce Kintner Title: Vice President
MARKET STREET FUNDING LLC, as an Investor Certificateholder of the Investor Certificates created under the 1999 Supplement By: /s/ Evelyn Echevarria Name: Evelyn Echevarria Title: Vice President

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION (successor in interest to BANK ONE, NA (MAIN OFFICE CHICAGO)), as an Investor Certificateholder of the Investor Certificates created under the 2002 Supplement

By: /s/ William Hendricks
Name: William Hendricks
Title: Vice President

JUPITER SECURITIZATION CORPORATION, as an Investor Certificateholder of the Investor Certificates created under the 2002 Supplement

By: /s/ William Hendricks
Name: William Hendricks
Title: Authorized Signatory

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Trustee By: /s/ Luiza Sinanian Name: Luiza Sinanian Title: Trust Officer